Exhibit 99.1

FOR IMMEDIATE RELEASE

March 19, 2012

IBERIABANK Corporation contacts: Beth A. Ardoin, Director of Communications (337) 521-4701 bardoin@iberiabank.com John R. Davis, Senior Executive Vice President (337) 521-4005 jdavis@iberiabank.com	Florida Gulf Bancorp, Inc. contact: William P. Valenti, President and CEO (239) 332-4852 bill.valenti@floridagulfbank.com

IBERIABANK Corporation Announces Agreement to Acquire Florida Gulf Bancorp, Inc.

•	Combination of two high-quality institutions

•	In-market acquisition completes Fort Myers-Cape Coral distribution network

•	Significant synergies expected from combination

•	Accretive to EPS and slightly dilutive to tangible book value per share

•	Strong cultural and business fit dramatically reduces risk

LAFAYETTE, LOUISIANA — IBERIABANK Corporation (NASDAQ: IBKC) (“IBERIABANK”), holding company of the 125-year-old IBERIABANK (www.iberiabank.com) and Florida Gulf Bancorp, Inc. (“Florida Gulf”), the holding company of Fort Myers, Florida-based Florida Gulf Bank (www.floridagulfbank.com) announced today the signing of a definitive agreement for IBERIABANK to acquire Florida Gulf. The transaction has been approved by the Board of Directors of each company and is expected to close in the third quarter of 2012. Completion of the transaction is subject to customary closing conditions, including the receipt of required regulatory approvals and the approval of Florida Gulf’s shareholders.

William P. Valenti, President and Chief Executive Officer of Florida Gulf, will be named Executive Vice President and Market President for IBERIABANK’s Lee County franchise after the acquisition is consummated. Bill Valenti commented, “We are delighted to partner with a bank with exceptional balance sheet and capital strength and tremendous loan and deposit growth. IBERIABANK’s culture and operating philosophies mirror our client focus and culture very well.”

Valenti continued, “On a pro forma combined basis, we will have a comprehensive 11-office distribution system and the sixth largest deposit market share in Lee County, Florida. Together we create an excellent banking franchise with tremendous products and services for our clients in Lee County.”

“We are delighted to join forces with Florida Gulf Bank, a bank with excellent potential in the Fort Myers-Cape Coral market,” said Daryl G. Byrd, President and Chief Executive Officer of IBERIABANK. “We have great admiration for Bill Valenti, his leadership team, and Florida Gulf’s Board of Directors. They established a well-managed de novo bank focused on commercial and industrial lending with a strong niche serving professionals and executives in Lee County. Florida Gulf Bank navigated through this very challenging economic cycle, avoided many real estate concentration issues that effected many other institutions in economically stressed markets, and like IBERIABANK, were proactive in their business approach. We believe our cultures and client focus are similar in many respects.”

Under the terms of the agreement, shareholders of Florida Gulf will receive a fixed value of $23.00 of IBERIABANK common stock for each share of Florida Gulf common stock outstanding, subject to certain adjustments. In addition, the agreement provides for potential additional cash consideration based on the resolution of certain identified loans over a three-year period after the acquisition. The maximum contingent cash consideration is $4.4 million, or $2.85 per share of Florida Gulf common stock. Florida Gulf also had approximately $4.1 million in preferred stock at December 31, 2011, that will be redeemed at consummation of the acquisition.

At December 31, 2011, Florida Gulf had 1,528,357 shares of common stock outstanding and warrants to purchase 41,410 shares that are expected to be exercised prior to closing the transaction. At December 31, 2011, Florida Gulf had 135,103 shares underlying outstanding options at a weighted average exercise price of $18.30 per share. Based on IBERIABANK’s closing stock price on March 16, 2012 of $54.80, the transaction would have an aggregate estimated pro forma value of $43.7 million, assuming the exercise of all warrants, the value of shares underlying outstanding options (approximately $3.4 million), the redemption at closing of the preferred stock ($4.1 million), and excluding any potential contingent cash consideration. This aggregate transaction value equated to 1.41 times book value and tangible book value at December 31, 2011, assuming the exercise of options and warrants on a pro forma basis.

IBERIABANK expects the transaction to be accretive to earnings per share approximately 1%, assuming synergies are fully phased in and excluding estimated merger and conversion related costs of approximately $5.8 million on a pre-tax basis. Estimated synergies include annual pre-tax expense savings of approximately 30%, to be fully achieved by the first quarter of 2013. The estimated internal rate of return for the transaction is expected to be in the “mid-teens” and in excess of IBERIABANK’s cost of capital.

About Florida Gulf Bancorp, Inc.

Florida Gulf is the bank holding company for Florida Gulf Bank with eight commercial bank branch offices in the Fort Myers-Cape Coral market in Florida. At December 31, 2011, Florida Gulf had:

• Total Consolidated Assets	$350 Million

• Total Investment Securities	$44 Million

• Total Loans	$262 Million

• Total Deposits	$279 Million

• Shareholders’ Equity	$28 Million

• Tangible Common Equity Ratio	6.81%

• Nonperforming Assets	$16.4 Million (4.68% of Total Assets)

• Noninterest Bearing Deposits	$54 Million (19% of Total Deposits)

Florida Gulf had no brokered deposits and 79 full-time equivalent employees at year-end 2011. For the year ended December 31, 2011, Florida Gulf reported net income of $0.6 million with a $4.0 million loan loss provision. For the fourth quarter of 2011, Florida Gulf reported net income of $0.4 million, a $0.6 million loan loss provision, a 3.74% net interest margin, and 0.67% cost of funds.

IBERIABANK Corporation

IBERIABANK is a multi-bank financial holding company with 263 combined offices, including 173 bank branch offices in Louisiana, Arkansas, Tennessee, Alabama, Texas, and Florida, 24 title insurance offices in Arkansas and Louisiana, and mortgage representatives in 59 locations in 12 states. The Company has six locations with representatives of IBERIA Wealth Advisors in four states, and one office of IBERIA Capital Partners, L.L.C.

IBERIABANK’s common stock trades on the NASDAQ Global Select Market under the symbol “IBKC.” IBERIABANK’s market capitalization was approximately $1.6 billion, based on the NASDAQ closing stock price on March 16, 2012.

The following 13 investment firms currently provide equity research coverage on IBERIABANK:

•	FIG Partners, LLC

•	Guggenheim Partners

•	Jefferies & Co., Inc.

•	Keefe, Bruyette & Woods

•	Morgan Keegan & Company, Inc.

•	Oppenheimer & Co., Inc.

•	Raymond James & Associates, Inc.

•	Robert W. Baird & Company

•	Stephens, Inc.

•	Sterne, Agee & Leach

•	Stifel Nicolaus & Company

•	SunTrust Robinson-Humphrey

•	Wunderlich Securities

Additional Information

Florida Gulf was advised by the investment banking firm Syndicated Capital, Inc. and the law firm of Smith Mackinnon, PA. IBERIABANK was advised by the law firm of Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P.

The Company has prepared a PowerPoint presentation that supplements information contained in this press release. The PowerPoint presentation may be accessed on IBERIABANK’s web site, www.iberiabank.com, under “Investor Relations” and then “Presentations.” The Company will not host a conference call associated with this announcement.

This release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. In general, forward-looking statements usually use words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology. Forward-looking statements represent management’s beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance. All forward-looking statements are subject to risks and uncertainties that could cause actual results or financial condition to differ materially from those expressed in or implied by such statements. Factors of particular importance include, but are not limited to: (1) changes in general, national or regional economic conditions; (2) unprecedented volatility in the global economy; (3) risk that the future business operations of IBERIABANK Corporation will not be successful; (4) risk that we will not realize all of the anticipated benefits from our acquired businesses, including our FDIC-assisted failed bank transactions and our proposed acquisition of Florida Gulf Bancorp, Inc.; (5) risk that the businesses of IBERIABANK Corporation and Florida Gulf Bancorp, Inc. may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; (6) failure of the parties to satisfy the closing conditions in the merger agreement in a timely manner; (7) failure of the stockholders of Florida Gulf Bancorp, Inc. to approve the merger; (8) changes in interest rates or credit availability; (9) credit risk of our customers; (10) effects of the on-going correction in residential real estate prices and reduced levels of home sales; (11) changes in accounting and government regulations and legislation; (12) sufficiency of our allowance for loan losses; (13) geographic concentration of our markets and economic conditions in these markets; (14) risk that other governmental and regulatory approvals required for the merger may not be obtained; and (15) other factors that are set forth in the “Risk Factors” section, the “Legal Proceedings” section, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and other sections of our 2011 Annual Report on Form 10-K filed with the Securities and Exchange Commission, and the Florida Gulf Bancorp, Inc. 2010 Annual Report. All forward-looking statements can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Consequently, no forward-looking statement can be guaranteed. Neither IBERIABANK Corporation nor Florida Gulf Bancorp, Inc. undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise

This communication is being made in respect of the proposed merger transaction involving IBERIABANK Corporation and Florida Gulf Bancorp, Inc. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed merger, IBERIABANK Corporation will file with the SEC a registration statement on Form S-4 that will include a proxy statement/prospectus for the stockholders of Florida Gulf Bancorp, Inc. IBERIABANK Corporation also plans to file other documents with the SEC regarding the proposed merger transaction. Florida Gulf Bancorp, Inc. will mail the final proxy statement/prospectus to its stockholders. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement/prospectus, as well as other filings containing information about IBERIABANK Corporation and Florida Gulf Bancorp, Inc., will be available without charge, at the SEC’s Internet site (http://www.sec.gov). Copies of the proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the proxy statement/prospectus can also be obtained, when available, without charge, from the IBERIABANK Corporation website (http://www.iberiabank.com), under the heading “Investor Information”.

Florida Gulf Bancorp, Inc., and its respective directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of Florida Gulf Bancorp, Inc. in respect of the proposed transaction. Information regarding the persons who may be deemed participants in the solicitation of the stockholders of Florida Gulf Bancorp, Inc. in connection with the proposed transaction will be set forth in the proxy statement/prospectus and other relevant documents when they are filed with the SEC.

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